SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made effective as of the 22nd day of April, 2019 (the "Execution Date")

AMONG:

PRISMIC PHARMACEUTICALS INC., an Arizona corporation

("Prismic")

AND:

EACH OF THE SECURITYHOLDERS OF PRISMIC, as set out in Schedule A attached hereto

(collectively, the "Prismic Vendors" and, each, a "Prismic Vendor")

AND:

FSD PHARMA INC., an Ontario corporation

(the "Purchaser")

WHEREAS the Prismic Vendors are the registered and beneficial owners of all of the issued and outstanding Prismic Securities (as defined herein), which will constitute all of the issued and outstanding Prismic Securities as at the Closing (as defined herein);

AND WHEREAS the Purchaser has made an offer to the Prismic Vendors to acquire all of the issued and outstanding Prismic Securities as at the Closing;

AND WHEREAS, it is intended that the Share Exchange (as defined herein) will qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code (as defined herein), and that this Agreement will constitute a plan of reorganization within the meaning of Sections 354 and 361 of the Code;

AND WHEREAS upon the terms and subject to the conditions set forth in this Agreement, the Prismic Vendors have, or will as at the time of Closing have, agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Prismic Vendors, all of the Prismic Vendors' legal and beneficial interest in the Prismic Securities, such that, immediately following the Closing, all of the Prismic Securities will be owned by the Purchaser, and Prismic will be a wholly-owned subsidiary of the Purchaser;

THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Prismic, each of the Prismic Vendors and the Purchaser (each, a "Party" and two or more being "Parties") covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Agreement, the following words and phrases will have the following meanings:

"1933 Act" means the United States Securities Act of 1933, as amended;

"Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer, proposal, expression of interest, or inquiry, whether oral or written, from any Person (other than the Purchaser or any of its Affiliates), relating to:

(a) any direct or indirect acquisition, sale, lease, long-term supply agreement or other arrangement having the same economic effect as a sale of: (i) the assets of Prismic that, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Prismic; or (ii) 20% or more of any voting or equity securities of Prismic,

(b) any take-over bid, tender offer or exchange offer for any class of voting or equity securities of Prismic,

(c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, winding-up, dissolution, exclusive license or other similar transaction involving Prismic,

(d) any transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, or which could reasonably be expected to materially reduce the benefits to the Purchaser under this Agreement, or

(e) any other similar transaction or series of transactions involving Prismic;

"Affiliate" means, with respect to any specified Person at any time, each Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under direct or indirect common control with, such specified Person at such time;

"Agreement" means this Securities Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;

"Applicable Laws" means, with respect to any Person, any domestic (whether federal, state, territorial, state, provincial, municipal or local) or foreign statutes, laws, ordinances, rules, regulations, administrative interpretations, regulations, Orders, writs, injunctions, directives, judgments, decrees or other requirements of any Governmental Body applicable to such Person or any of its Affiliates or any of their respective properties, assets, Employees, consultants or agents (in connection with such Employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates), including Applicable Securities Laws;

"Applicable Securities Laws" means all applicable securities laws in all jurisdictions relevant to the issuance of securities of the Purchaser pursuant to the terms of this Agreement, including the rules and policies of the CSE;

"Associate" means, with respect to any Person: (a) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof;

"Business Day" means any day on which commercial banks are generally open for business in the Province of Ontario or the State of Massachusetts, other than a Saturday, a Sunday or a day observed as a holiday in such jurisdiction under Applicable Laws;

"Certificate" means a Certificate of Non-U.S. Prismic Vendor or a Certificate of U.S. Prismic Vendor, as applicable, as contemplated in Section 2.5;

"Certificate of Non-U.S. Prismic Vendor" means the Certificate of Non-U.S. Prismic Vendor attached hereto as Schedule B;

"Certificate of U.S. Prismic Vendor" means the Certificate of U.S. Prismic Vendor attached hereto as Schedule C;

"Closing" means the closing of the Transaction pursuant to the terms of this Agreement;

"Closing Date" means the date of the Closing;

"Code" means the United States Internal Revenue Code of 1986, as amended;

"Consideration Options" means the stock options of the Purchaser to be issued in exchange for Prismic Options, and "Consideration Option" means any one of them;

"Consideration Securities" means, collectively, the Consideration Shares, Consideration Options and Consideration Warrants, and "Consideration Share" means any one of them;

"Consideration Shares" means the fully paid and non-assessable Purchaser Shares to be issued to the Prismic Vendors at the Closing, and "Consideration Share" means any one of them;

"Consideration Warrants" means the warrants of the Purchaser to be issued in exchange for Prismic Warrants at the Closing, and "Consideration Warrant" means any one of them;

"Contract" means any contract, agreement, option, lease, license, sale and purchase order, commitment, understanding or other right or obligation of any kind, whether written or oral, to which any Party, or any Affiliate thereof, is a party, or is bound or affected, or to which any of its respective properties or assets is subject;

"CSE" means the Canadian Securities Exchange;

"Disclosure Record" means the disclosure documents of the Purchaser as filed on SEDAR under the Purchaser's profile at www.sedar.com;

"Employee" means, with respect to any Person, any current, former or retired employee, officer, manager, consultant or director of such Person;

"Employee Contract" means any employment, severance, consulting or similar Contract between an Employee and any Person;

"Employee Plan" means any plan, program, policy, practice, Contract or other arrangement providing for bonuses, severance, termination pay, performance awards, share or share-related compensation, fringe benefits, health or welfare benefits, supplemental unemployment benefits, pensions, profit sharing, deferred compensation, incentive compensation, retirement benefits, salary continuation, medical or dental insurance, disability benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, pursuant to which any Person has or may have any material Liability, contingent or otherwise;

"Escrow Agent" means the escrow agent to be mutually agreed by the Purchaser and Prismic prior to the Closing;

"Escrow Agreement" means the escrow agreement, in a form to be mutually agreed by the Purchaser and Prismic prior to the Closing, to be entered into among the Purchaser, the holders of Prismic Shares and the Escrow Agent at or prior to the Closing;

"Execution Date" has the meaning set forth on page 1 of this Agreement;

"Governmental Authorization" means any: (a) permit, license, certificate, franchise, variance, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Laws, or (b) right under any Contract with any Governmental Body;

"Governmental Body" means: (a) any governing body of any nation, state, province, county, city, town, village, district or other jurisdiction of any nature, (b) federal, state, provincial, local, municipal, foreign or other government, (c) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), (d) any multi-national organization or body, (e) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitrator, or (f) the CSE;

"IFRS" means International Financial Reporting Standards as adopted by the Canadian Accounting Standards Board, applied on a consistent basis with prior periods;

"Intellectual Property" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Applicable Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, slogans, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of, and symbolized by, and all registrations, applications and renewals for, any of the foregoing, (b) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, URLs and accounts with Twitter, Facebook and other social media companies, and the content found thereon and related thereto, (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights, (d) inventions, discoveries, trade secrets, software source code, business and technical information and know- how, databases, data collections and other confidential and proprietary information and all rights therein, (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Body-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models), (f) all licenses for listed intellectual property granted to third parties, (g) all future income and proceeds from any of the listed intellectual property and from the licenses listed in (f) above, and (h) all rights to damages, royalties and profits by reason of the past, present or future infringement or other misuse of any of the listed intellectual property;

"Inventory" means all right, title and interest of Prismic in and to the goods that are held by Prismic for sale in relation to the Prismic Business, including all saleable and current inventories of finished goods, raw materials, operating supplies, shipping supplies, samples, maintenance items, advertising materials and packaging materials, in each case, on hand, in transit, ordered but not delivered, warehoused or wherever situate at the Closing or such other particular time referenced in relation thereto;

"Letter of Intent" means the letter of intent among the Purchaser, Prismic and the Majority Shareholders dated March __, 2019;

"Liabilities" or "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person;

"Lien" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, restriction, assignment, trust or deemed trust, title defect or objection, title retention agreement, option or encumbrance of any nature or kind whatsoever, whether contractual, statutory or otherwise arising, other than: (a) statutory liens for Taxes not yet due and payable, and (b) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

"Losses" means any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs or expenses, including interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by a Person, including damages for lost profits or lost business opportunities;

"Majority Shareholders" means, collectively, [REDACTED] and [REDACTED]      , and "Majority Shareholder" means any one of them;

"Material Adverse Effect" means, when used in connection with a Person, any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), Liabilities, capitalization, ownership, financial condition or results of operations of such Person or any Affiliate thereof, other than any change, event, circumstance or effect to the extent resulting from: (a) the announcement of the execution of this Agreement and the transactions contemplated hereby, (b) changes in legal or regulatory conditions generally affecting the Prismic Business or the Purchaser Business, except that any such change, effect, event or occurrence will be considered in determining whether there has been, or will be, a Material Adverse Effect if the same disproportionately affects Prismic, the Purchaser, the Purchaser Business or the Prismic Business, or (c) changes in the capital markets generally;

"Material Contracts" means any Contract or other obligation or right (and all amendments, modifications and supplements thereto to which any Party is a party affecting the obligations of any Party thereunder) to which any Party is a party or by which any of their respective properties or assets are bound that are material to the business, properties or assets of such Party, including, to the extent any of the following are material to the business, properties or assets of a Party, all: (a) employment, severance, personal services, consulting, non-competition or indemnification Contracts (including any Contract to which a Party is a party involving Employees), (b) Contracts granting a right of first refusal or first negotiation, (c) partnership or joint venture Contracts, (d) Contracts for the acquisition, sale or lease of material properties or assets of a Party (by purchase or sale of assets, shares or otherwise), (e) Contracts with any Governmental Body, (f) loan or credit Contracts, instruments evidencing indebtedness for borrowed money by a Party or any such Contract pursuant to which indebtedness for borrowed money may be incurred, (g) Contracts that purport to limit, curtail or restrict the ability of a Party to compete in any geographic area or line of business, (h) commitments or understandings to enter into any of the foregoing, and (i) all Contracts that provide for annual payments to or from a Party in excess of $10,000 per annum;

"Material Interest" means direct or indirect beneficial ownership of: (a) voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person, or (b) equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person;

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body;

"Organizational Documents" means: (a) the certificate of incorporation, articles, bylaws or other constating documents of a Person, (b) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (c) any amendment to any of the foregoing;

"Party" and "Parties" have the meaning set forth on the first page of this Agreement;

"Permitted Debt" has the meaning ascribed thereto in Section 2.1;

"Person" is to be construed broadly and includes an individual, sole proprietor, corporation, body corporate, partnership, joint venture, association, trust, unincorporated organization, Governmental Body, or any other entity, or any trustee, executor, administrator or other legal representative thereof;

"Pre-Closing Tax Period" means any taxable period of Prismic (including the applicable portion of any taxable period that includes but does not end on the Closing Date) ending on or before the Closing Date;

"Premises" means those premises that have been occupied or used, or are occupied or used, by Prismic;

"Prismic Assets" means all assets of Prismic necessary for the operation of the Prismic Business;

"Prismic Board" means the board of directors of Prismic;

"Prismic Business" means all business conducted by Prismic at any time prior to the Closing;

"Prismic Common Shares" means fully paid and non-assessable shares of common stock in the capital of Prismic, and "Prismic Common Share" means any one of them;

"Prismic Disclosure Statement" means the disclosure statement of Prismic to be delivered by Prismic and the Majority Shareholders to the Purchaser on execution of this Agreement and, subsequently updated and delivered to the Purchaser at the Closing, as updated to the time of Closing;

"Prismic Financial Statements" means the audited financial statements of Prismic for the fiscal years ended December 31, 2017 and 2018, prepared in accordance US GAAP;

"Prismic Intellectual Property" means the Prismic Licensed Intellectual Property and the Prismic Owned Intellectual Property;

"Prismic Liabilities" means the Liabilities of Prismic in the aggregate amount of approximately $4.0 million, as further described in the Prismic Disclosure Statement;

"Prismic Licensed Intellectual Property" means all Contracts whereby Prismic licenses Intellectual Property from any other Person (other than off-the-shelf licenses);

"Prismic Options" means stock options of Prismic, and "Prismic Option" means any one of them;

"Prismic Owned Intellectual Property" means: (a) any item of Intellectual Property solely owned by Prismic, and (b) any item of Intellectual Property in which Prismic has or purports to have a joint ownership interest;

"Prismic Preferred Shares" means fully paid and non-assessable shares of preferred stock in the capital of Prismic, and "Prismic Preferred Share" means any one of them;

"Prismic Securities" means the Prismic Shares, Prismic Options and Prismic Warrants, and any other securities or other indebtedness of Prismic convertible or exercisable into, or exchangeable for, Prismic Shares;

"Prismic Shareholder Agreement" means the shareholders agreement dated as of January 1, 2012 and executed by each of the holders of Prismic Shares;

"Prismic Shares" means, collectively, the Prismic Common Shares and the Prismic Preferred Shares, and "Prismic Share" means any one of them;

"Prismic Vendors" means the holders of the Prismic Securities as set out in Schedule A attached hereto, and "Prismic Vendor" means any one of them;

"Prismic Warrants" means share purchase warrants of Prismic, and "Prismic Warrant" means any one of them;

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, heard by or before, or otherwise involving, any Governmental Body;

"Purchaser Accounting Date" means September 30, 2018;

"Purchaser Board" means the board of directors of the Purchaser;

"Purchaser Business" means the business of the Purchaser as presently conducted;

"Purchaser Financial Statements" means the audited financial statements of the Purchaser for the year ended December 31, 2017, prepared in accordance with IFRS;

"Purchaser Public Record" means all documents filed by the Purchaser on SEDAR;

"Purchaser Securities" means securities of the Purchaser, a complete list of which is set out in Schedule E;

"Purchaser Shares" means fully paid and non-assessable Class B subordinate voting shares without par value in the capital of the Purchaser, and "Purchaser Share" means any one of them;

"Regulation S" means Regulation S promulgated under the 1933 Act;

"SEC" means the United States Securities and Exchange Commission;

"SEDAR" means the System for Electronic Document Analysis and Retrieval;

"Share Exchange" has the meaning ascribed thereto in Section 2.1(a);

"Tax" means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person;

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

"Transaction" means the acquisition by the Purchaser of all of the Prismic Securities from the Prismic Vendors and all other transactions contemplated by this Agreement;

"Transaction Documents" means this Agreement and any other documents contemplated by this Agreement or necessary or reasonably required to consummate the Transaction;

"US GAAP" means United States generally accepted accounting principles;

"U.S. Person" has the meaning ascribed thereto in Regulation S; and

"VWAP" means volume-weighted average price.

1.2 Schedules

The following are the schedules to this Agreement:

Schedule A - List of Prismic Vendors

Schedule B - Certificate of Non-U.S. Prismic Vendor

Schedule C - Certificate of U.S. Prismic Vendor

1.3 Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) all references in this Agreement to a designated article, section or schedule is to the designated article, section or schedule of or to this Agreement, unless otherwise specifically stated;

(b) the words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or schedule;

(c) the singular of any term includes the plural and vice versa, and the use of any term is equally applicable to any gender and any Person;

(d) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

(e) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with IFRS or US GAAP, as applicable, applied on a consistent basis with prior periods;

(f) except as otherwise provided, any reference to a statute includes, and is a reference to, such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g) where the phrase "to the best of the knowledge of" or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;

(h) the headings to the articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(i) any reference to a corporate entity includes, and is also a reference to, any corporate entity that is a successor to such entity;

(j) the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing for the applicable period set out in this Agreement; and

(k) unless otherwise specifically noted, all references to currency are to United States dollars ($). If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the date of payment.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase of Prismic Securities in Exchange for Consideration Securities

Subject to the terms and conditions of this Agreement, the Purchaser irrevocably agrees to acquire:

(a) all of the outstanding Prismic Shares from the holders thereof (which will represent all of the Prismic Shares outstanding at the Closing), and each of the Prismic Vendors irrevocably agrees to sell, assign and transfer its respective Prismic Shares to the Purchaser, free and clear of all Liens, on the terms and conditions set forth in this Agreement, in consideration for the aggregate purchase price of $17.5 million and the exchange described in this Section 2.1(a) (the "Share Exchange"), to be satisfied by the issuance of an aggregate of 102,698,861 Consideration Shares (at a deemed price of $0.1704 per Consideration Share or CAD$0.2275 per Consideration Share based on an exchange rate of US$1 to CAD$1.3349), of which: (i) an aggregate of 2,090,117 Consideration Shares (representing $356,156 of the purchase price) will be allocated pro rata among the holders of Prismic Series B Convertible Preferred Stock Issued in 2017 (the "2017 Series B Holders") in consideration of the liquidation preference rights held by the 2017 Series B Holders, and (ii) the remaining 100,608,744 Consideration Shares (representing the $17,143,844 balance of the purchase price), will be allocated pro rata among holders of all Prismic Shares, on the basis of 7.498 Consideration Shares for each Prismic Share (the "Exchange Ratio"), as further set out in Schedule A attached hereto;

(b) all of the 2,410,500 outstanding Prismic Options from the holders thereof (which will represent all of the Prismic Options outstanding at the Closing) in exchange for the grant of an aggregate of 18,073,929 Consideration Options, with the exercise price thereof to be adjusted, in accordance with the Exchange Ratio, as further set out in Schedule A attached hereto; and

(c) all of the 1,812,156 outstanding Prismic Warrants from the holders thereof (which will represent all of the Prismic Warrants outstanding at the Closing) in exchange for the issuance of an aggregate of 13,587,545 Consideration Warrants, with the number of such Consideration Warrants to be determined, and the exercise price thereof to be adjusted, in accordance with the Exchange Ratio, as further set out in Schedule A attached hereto.

In addition, effective as of the Closing, the Purchaser will assume up to $4.0 million of the Prismic Liabilities (the "Permitted Debt"), on terms to be mutually agreed by the Purchaser and Prismic prior to the Closing. Notwithstanding the foregoing, the Purchaser agrees that if the Permitted Debt cannot be assumed entirely with a cash payment, 50% of that amount will be paid by the Purchaser through the issuance of additional Purchaser Shares (over and above the Consideration Shares), in respect of which there will be no escrow, except as otherwise required by Canadian Applicable Securities Laws.

2.2 No Fractional Consideration Securities

Notwithstanding any other provision of this Agreement, no fractional Consideration Securities will be issued in connection with the Transaction. In lieu of any such fractional securities, any Prismic Vendor entitled to receive a fractional number of Consideration Securities will have such fraction rounded down to the nearest whole number of applicable Consideration Securities.

2.3 Restricted Securities

Each of the Prismic Vendors agrees that, in addition to the escrow contemplated by Section 2.4, the Consideration Securities will be subject to such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws, and in each case only in accordance with all Applicable Securities Laws. For greater certainty, the Consideration Securities will not be registered under United States securities laws, may only be sold subject to available exemptions from United States state and federal securities laws, and will, in case of Prismic Vendors that are U.S. Persons, bear a statutory legend to that effect.

2.4 Escrow

Each of the holders of Prismic Shares acknowledges and agrees that the Consideration Shares to be issued to such Prismic Vendor shall at Closing, be issued and deposited into escrow, and be subject to an 18-month staggered escrow release as provided in the Escrow Agreement, a copy of which will be executed by each holder of Prismic Shares prior to the Closing. In accordance with the terms of the Escrow Agreement:

(a) 60% of the Consideration Shares will be released six months after the Closing Date;

(b) 20% of the Consideration Shares will be released one year after the Closing Date; and

(c) 20% of the Consideration Shares will be released eighteen months after the Closing Date.

2.5 Exemptions and Certificate

Each of the Prismic Vendors acknowledges that the Purchaser has advised it that the Purchaser is issuing the Consideration Securities to such Prismic Vendor under exemptions from the registration, prospectus and other requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, may not be available to such Prismic Vendor. To evidence their eligibility for such exemptions and their intent to be bound by the terms of this Agreement, each Prismic Vendor agrees to deliver a fully completed and executed Certificate to the Purchaser prior to the Closing, and agrees that the representations and warranties set out in the Certificate as executed by such Prismic Vendor will be true and complete as at the Execution Date and on the Closing Date.

2.6 Intended Tax Treatment

The Share Exchange is intended to qualify as a "reorganization" under the provisions of Section 368(a)(1)(B) of the Code, and this Agreement shall constitute a plan of reorganization within the meaning of Sections 354 and 361 of the Code.

2.7 Withholding

The Purchaser shall be entitled to deduct and withhold from any of the Consideration Securities payable or otherwise deliverable to any Prismic Vendor pursuant to this Agreement such amounts as Purchaser determines in good faith are required to be deducted or withheld therefrom under the Code or under any other Applicable Laws. To the extent any such amounts are so deducted or withheld, and paid over to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PRISMIC

AND THE MAJORITY SHAREHOLDERS

Prismic and each of the Majority Shareholders jointly and severally make the following representations to the Purchaser, as at the Execution Date and as at the Closing, and acknowledge and agree that the Purchaser is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in Prismic Disclosure Statement, in connection with the Purchaser's execution, delivery and performance of this Agreement:

3.1 Organization and Good Standing

(a) Prismic is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

(b) Prismic has full corporate power, authority and capacity to conduct its business as it has been and is presently conducted, to own, operate or use the properties and assets that it purports to own, operate or use, and to perform all of its obligations under any applicable Contracts. Prismic is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on it or the Prismic Business.

(c) Prismic is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the owning or leasing of the Prismic Assets or the operation of the Prismic Business makes such licensing or qualification necessary.

3.2 Capitalization

All of the authorized and issued Prismic Securities are as set out in Schedule A. All of the issued and outstanding Prismic Securities are owned of record and beneficially by the Prismic Vendors. All of the outstanding Prismic Securities have been duly authorized and validly issued and, in the case of the Prismic Shares, are fully paid and non-assessable. None of the outstanding Prismic Securities were issued in violation of any Applicable Laws. Prismic does not own, or have any Contract to acquire, any securities of any Person, or any direct or indirect equity or ownership interest in any other business. Other than the Prismic Shareholder Agreement, there are no Contracts purporting to restrict the transfer of any of the Prismic Securities, or restricting or affecting the voting of any of the Prismic Securities to which Prismic is a party, or of which Prismic or any of the Majority Shareholders is aware.

3.3 Not an Offering Corporation

Prismic is not offering, nor has it offered, any of the Prismic Securities to the public within the meaning of Applicable Securities Laws and is not a reporting issuer thereunder. To the knowledge of Prismic or any Majority Shareholder, there is no published market in respect of the Prismic Securities in any jurisdiction.

3.4 Absence of Rights to Acquire Securities

To the knowledge of Prismic and the Majority Shareholders, other than as set out in this Agreement, no Person has any Contract or right, present or future, contingent or absolute, capable of becoming a Contract:

(a) to require Prismic to issue any Prismic Securities; or

(b) to require Prismic to purchase, redeem or otherwise acquire any Prismic Securities.

3.5 Authority

Prismic and each of the Majority Shareholders has all requisite power and authority to execute and deliver the Transaction Documents to be signed by it, to perform its obligations thereunder, and to consummate the transactions contemplated hereby. No other corporate or shareholder Proceedings on the part of Prismic or any of the Majority Shareholders is necessary to authorize the Transaction Documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by Prismic or any of the Majority Shareholders as contemplated by this Agreement will be, duly executed and delivered by Prismic or the Majority Shareholders, as applicable, and this Agreement is, and the other Transaction Documents when executed and delivered by Prismic or the Majority Shareholders as contemplated hereby will be, valid and binding obligations of Prismic or such Majority Shareholder, enforceable against Prismic or such Majority Shareholder in accordance with their respective terms.

3.6 No Conflict

Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated herein, will, directly or indirectly (with or without notice or lapse of time or both):

(a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Prismic or any resolution adopted by the Prismic Board;

(b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Applicable Laws to which Prismic or any of the Majority Shareholders, or any of their respective assets, may be subject;

(c) contravene, conflict with, or result in a violation of, any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Prismic or any Majority Shareholder, or that otherwise relates to the Prismic Business or any of the Prismic Assets;

(d) cause the Purchaser or Prismic to become subject to, or to become liable for the payment of, any Tax;

(e) cause any of the Prismic Assets to be reassessed or revalued by any Governmental Body;

(f) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract;

(g) result in the imposition or creation of any Liens upon or with respect to any of the Prismic Assets; or

(h) require Prismic or any Majority Shareholder to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.7 Subsidiaries

Prismic has no subsidiaries and no Material Interest in any other Person.

3.8 Partnerships or Joint Ventures

Prismic is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind, including as a beneficiary or trustee in any trust arrangement, and is not party to any agreement under which it agrees to carry on any part of the Prismic Business or any other activity in such manner, or by which Prismic agrees to share any revenue or profit with any other Person.

3.9 Financial Statements

(a) The Prismic Financial Statements:

(i) are in accordance with the books and records of Prismic;

(ii) present fairly the financial condition of Prismic as of the respective dates indicated and the results of operations for such periods; and

(iii) have been prepared in accordance with US GAAP and reflect the consistent application of US GAAP throughout the periods involved.

(b) All material financial transactions of Prismic have been accurately recorded in the books and records of Prismic and such books and records fairly present the financial position and the affairs of Prismic.

(c) Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, Prismic has no material Liabilities, net of cash, which:

(i) are not set forth in Prismic Financial Statements or have not heretofore been paid or discharged;

(ii) did not arise in the regular and ordinary course of business under any Contract or plan specifically disclosed in writing to the Purchaser; or

(iii) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since December 31, 2018 (the "Prismic Accounting Date"), and otherwise disclosed in writing to the Purchaser.

(d) Except to the extent reflected or reserved against in the Prismic Financial Statements or incurred subsequent to the Prismic Accounting Date in the ordinary and usual course of the Prismic Business, Prismic has no outstanding Liabilities, and any Liabilities incurred by Prismic in the ordinary and usual course of business since the Prismic Accounting Date have not had, and will not have, a Material Adverse Effect on Prismic or the Prismic Business.

(e) Since the Prismic Accounting Date, there have not been:

(i) any changes in the condition or operations of the Prismic Business, the Prismic Assets or the financial affairs of Prismic which have caused, individually or in the aggregate, a Material Adverse Effect on Prismic or the Prismic Business; or

(ii) any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance), which has or may cause a Material Adverse Effect on Prismic or the Prismic Business.

(f) Since the Prismic Accounting Date, and other than as contemplated by this Agreement, Prismic has not:

(i) transferred, assigned, sold or otherwise disposed of any of the Prismic Assets shown or reflected in Prismic Financial Statements or cancelled any debts or claims;

(ii) incurred or assumed any Liability, other than Liability incurred in the normal course of business;

(iii) issued or sold any Prismic Securities, other than an aggregate of 112,000 Prismic Options granted in February 2019;

(iv) discharged or satisfied any Liens, or paid any Liabilities, other than current Liabilities or the current portion of long term Liabilities disclosed in the Prismic Financial Statements, or current Liabilities incurred since the date thereof in the ordinary and usual course of business;

(v) declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of the Prismic Securities, nor purchased, redeemed, subdivided, consolidated, or reclassified any Prismic Securities;

(vi) made any gift of money or of any of the Prismic Assets to any Person;

(vii) purchased or sold any Prismic Assets outside of the ordinary course of business;

(viii) made commitments or agreements for capital expenditures or capital additions or betterments exceeding $10,000;

(ix) amended or changed, or taken any action to amend or change, its Organizational Documents;

(x) made payments of any kind to or on behalf of either a Prismic Vendor or any related parties of a Prismic Vendor, nor under any management agreement, save and except business related expenses and salaries in the ordinary and usual course of business and at the regular rates payable;

(xi) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or subjected any of the Prismic Assets to any Lien of any nature whatsoever;

(xii) made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(xiii) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, or made any increase in, or any addition to, other benefits to which any of its Employees may be entitled;

(xiv) adopted, or increased the payments to or benefits under, any Employee Plan; or

(xv) authorized or agreed, or otherwise have become committed, to do any of the foregoing.

(g) Prismic has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person.

3.10 Books and Records

The books of account, minute books, stock record books and other records of Prismic are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of Prismic contain accurate and complete records of all meetings held, and corporate action taken by, the Prismic Vendors, the Prismic Board, and committees thereof, and no meeting of any of the foregoing has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Prismic.

3.11 Title to Personal Property

Prismic possesses, and has good and valid title to, all personal property reasonably necessary for the continued operation of the Prismic Business as presently conducted and as represented to the Purchaser, including all Prismic Assets reflected in the Prismic Financial Statements or acquired since the Prismic Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and other Prismic Assets are owned by Prismic free and clear of all Liens.

3.12 Title to Real Property

Prismic possesses, and has good and marketable title to, all real property and leaseholds or other such interests necessary for the continued operation of the Prismic Business as presently conducted and as represented to the Purchaser, including all real property and leaseholds reflected in the Prismic Financial Statements or acquired since the Prismic Accounting Date. All such property is reasonably fit for the purposes for which such property is presently used. All material real property and leaseholds are owned or leased by Prismic free and clear of all Liens. Prismic has delivered or made available to the Purchaser copies of the deeds and other instruments (as recorded) by which Prismic acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Prismic relating to such property and interests.

3.13 Intellectual Property

(a) All required filings and fees related to the Prismic Intellectual Property have been timely filed with, and paid to, the relevant Governmental Bodies, and all Prismic Intellectual Property is otherwise in good standing. Prismic has provided the Purchaser with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Prismic Intellectual Property.

(b) The Prismic Intellectual Property is subsisting, valid and enforceable, and neither Prismic nor any Majority Shareholder has received notice of any Proceeding challenging the extent, validity or enforceability of, or Prismic's or any Majority Shareholder's ownership of, any Prismic Intellectual Property, in whole or in part, and in the case of pending applications for Prismic Intellectual Property, neither Prismic nor any Majority Shareholder has received notice of any Proceeding seeking to oppose any such application, or have any such application canceled, re-examined or found invalid, in whole or in part.

(c) Prismic has provided the Purchaser with true and complete copies of all Contracts regarding, or related to, the Prismic Intellectual Property, including all modifications, amendments and supplements thereto and waivers thereunder. Each of such Contracts is valid and binding on Prismic in accordance with its terms and is in full force and effect. Neither Prismic nor any other party to any such Contract is in breach of, or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of, or any intention to terminate, any such Contract. Neither Prismic nor any Majority Shareholder has permitted or licensed any Person to use any of the Prismic Owned Intellectual Property. Except pursuant to the terms of the Contracts, Prismic has not agreed to indemnify any Person against any charge of infringement or other violation with respect to any Intellectual Property.

(d) Prismic is the sole and exclusive legal and beneficial owner, and with respect to the Prismic Owned Intellectual Property, registered owner, or is the exclusive licensee of the registered owner with respect to the Prismic Licensed Property, as the case may be, of all right, title and interest in and to the Prismic Intellectual Property, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Prismic Business, in each case, free and clear of encumbrances. Without limiting the generality of the foregoing, Prismic has entered into binding, written Contracts with every current and former Employee of Prismic, and with every current and former independent contractor or consultant to Prismic, whereby such Employee(s), contractor(s) and consultant(s) have: (i) assigned to Prismic any ownership interest and right they may have in any Prismic Intellectual Property and have waived any moral rights or any rights to similar effect in any country or at common law they may have therein for the benefit of Prismic; (ii) acknowledged Prismic's exclusive ownership of all Prismic Intellectual Property, and (iii) entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of the Prismic Intellectual Property. Prismic has provided the Purchaser with true and complete copies of all such Contracts.

(e) Except as otherwise disclosed in this Agreement, the consummation of the transactions contemplated in this Agreement will not result in the loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Prismic's right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Prismic Business.

(f) Prismic's rights in the Prismic Intellectual Property are valid, subsisting and enforceable. Prismic has taken all reasonable steps to maintain the Prismic Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Prismic Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure Contracts.

(g) The conduct of the Prismic Business as currently and formerly conducted, and the products, processes and services of Prismic, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To the knowledge of Prismic and the Majority Shareholders, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Prismic Intellectual Property.

(h) All of the Prismic Intellectual Property is either: (i) owned solely by Prismic, free and clear of any encumbrances; or (ii) rightfully used and authorized for use by Prismic pursuant to a valid and enforceable written license. Except as disclosed to the Purchaser, the Prismic Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Prismic by the Purchaser following the Closing, consistent with the manner in which it was conducted prior to the Closing, and neither Prismic nor any of the Majority Shareholders is obligated to provide any consideration (whether financial or otherwise) to any other Person, nor is any other Person otherwise entitled to any consideration, with respect to any exercise of rights by Prismic or the Purchaser in the Prismic Intellectual Property (other than with respect to maintenance costs associated with Prismic Owned Intellectual Property and license fees and other payments associated with Prismic Licensed Intellectual Property).

(i) There is no Proceeding (including any oppositions, interferences or re-examinations) settled, pending or, to the knowledge of Prismic or any Majority Shareholder, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Prismic; (ii) challenging the validity, enforceability, registrability or ownership of any Prismic Intellectual Property or Prismic's rights with respect to any Prismic Intellectual Property; or (iii) by Prismic or any other Person alleging any infringement, misappropriation, dilution or other violation by any Person of the Prismic Intellectual Property, and neither Prismic nor any of the Majority Shareholders is party to any other Proceeding with respect to any Prismic Intellectual Property or any other rights arising with respect to any Prismic Intellectual Property.

(j) Prismic is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Prismic Intellectual Property.

(k) The consummation of the Transaction will not alter, impair or otherwise adversely affect any rights or obligations of Prismic in any of the Prismic Intellectual Property, and, from and after the Closing, the Purchaser will be able to maintain all of Prismic's rights thereto as they existed at the Closing, without modification or impairment.

(l) No third-party licensed Prismic Licensed Intellectual Property is subject to revocation or termination upon a change of control of Prismic. Except for in respect of Prismic Licensed Intellectual Property, Prismic is not required to pay any royalty or other fees to any other Person.

3.14 Material Contracts

Prismic has provided the Purchaser with all Material Contracts entered into by Prismic in the course of carrying on the Prismic Business. Prismic is not party to or bound by any other Material Contract, whether oral or written, and the Material Contracts are all valid and subsisting, in full force and effect and unamended, and no material default or violation exists in respect thereof on the part of Prismic or, to the best of the knowledge of Prismic or any Majority Shareholder, on the part of any of the other parties thereto. Neither Prismic nor any Majority Shareholder is aware of any intention on the part of any of the other parties thereto to terminate or materially alter any Material Contracts or any event that, with notice or the lapse of time, or both, will create a material breach or violation thereof, or default under any Material Contracts. To the knowledge of Prismic and each Majority Shareholder, the continuation, validity and effectiveness of each Material Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to, any Material Contract to which Prismic is a party.

3.15 Condition of Assets

All material Prismic Assets used in or in connection with the Prismic Business are in good condition, repair and, where applicable, working order, having regard to the use and age thereof.

3.16 Tax Matters

(a) Prismic has timely filed, or caused to be timely filed, all Tax Returns that it is required to file, either separately or as a member of a group of corporations, pursuant to all Applicable Laws. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all Applicable Laws. All Taxes due and owing by Prismic (whether or not shown on any Tax Return) have been paid. Prismic is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Governmental Body in a jurisdiction where Prismic does not file Tax Returns that Prismic is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any of the Prismic Assets.

(b) Prismic has made available to the Purchaser copies of all Tax Returns filed by Prismic during the past three years, and all examination reports, and statements of deficiencies assessed against, affecting or agreed to by Prismic that have been received with respect to such Tax Returns. Prismic has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(c) All Taxes that Prismic is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person and all Forms W-2 and 1099 and other information reporting returns required with respect thereto have been properly completed and timely filed. Prismic: (i) has collected and remitted all applicable sales Taxes to the appropriate Governmental Body, or (ii) has obtained, in good faith, any sales Tax exemption certificates.

(d) Prismic is not party to or bound by any written tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body). Prismic is not a party to any joint venture, partnership, other arrangement or Contract which could be treated as a partnership for federal income Tax purposes.

(e) Prismic: (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Prismic) and (ii) does not have any Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of Applicable Laws), as a transferee or successor, by Contract, or otherwise.

(f) The unpaid Taxes of Prismic: (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet of Prismic; and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Prismic in filing its Tax Returns. Since the date of the most recent balance sheet of Prismic, Prismic has not incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in US GAAP, outside the ordinary course of business consistent with past custom and practice.

(g) Prismic will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount or deferred revenue received on or prior to the Closing Date; or (vii) application of Section 951 of the Code or Section 951A to any income received or accrued on or prior to the Closing Date or the application of Section 965 of the Code.

(h) There are no audits, investigations or other administrative or judicial proceedings involving Taxes pending, currently being conducted, or threatened with respect to Prismic or the Prismic Assets. Prismic has not received from any federal, state, local, or non-U.S. Governmental Body (including jurisdictions where Prismic has not filed Tax Returns) any: (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against Prismic. Prismic has no permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(i) During the past five years, Prismic has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Prismic is not and has not been a party to any "reportable transaction," as defined in Code Section 6707A(c)(1) and Reg. Section 1.6011-4(b), and all positions taken with respect to Prismic that could give rise to a "substantial understatement of income tax" within the meaning of Code Section 6662 have been disclosed on the Tax Returns of, or with respect to, Prismic.

(k) None of the Prismic Vendors is a foreign person for purposes of Section 1445(b)(2) of the Code. Prismic has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.17 No Agents

No broker, agent or other intermediary has been engaged by Prismic in connection with the transactions contemplated hereby and, consequently, no commission is payable or due to a third party from Prismic.

3.18 Employment Matters

(a) Prismic's sole Employees as at the date of this Agreement and as at the Closing will be Zachary Dutton and Peter Moriarty.

(b) Prismic does not have any employee benefit plans, Contracts, programs, policies, practices, material undertakings and arrangements (whether oral or written, formal or informal, funded or unfunded) maintained for, available to, or otherwise relating to, any Employees, directors or officers, or former Employees, directors or officers, of Prismic, or any spouses, dependents or survivors of any Employee or former Employee of Prismic, or in respect of which Prismic is a party to or bound by or is obligated to contribute or in any way liable, whether or not insured or whether or not subject to any Applicable Laws, including bonus, deferred compensation, incentive compensation, share purchase, share appreciation, share option, severance and termination pay, hospitalization, health and other medical benefits including medical or dental treatment or expenses, life and other insurance including accident insurance, vision, legal, long-term and short-term disability, salary continuation, vacation, supplemental unemployment benefits, education assistance, equity or equity-based compensation, change of control benefits, profit-sharing, mortgage assistance, employee loan, employee assistance and pension, retirement and supplemental retirement plans.

(c) Prismic does not have any obligation to pay any change-in-control, sale, completion, incentive, stay, retention and similar bonuses or payments to any current or former Employee, officer or director as a result of the transactions contemplated by this Agreement.

(d) Prismic has provided to the Purchaser a list of all independent contractors to Prismic, and the Purchaser has been provided with copies of all Contracts with respect to each of such Persons. Each independent contractor has been properly classified as an independent contractor and Prismic has not received any notice in writing or any material oral notice from any Governmental Body disputing such classification.

(e) Prismic is not currently, and has not been, a party to any collective agreement, letter of understanding, letter of intent or other written communication or Contract with any trade union, association that may qualify as a trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent, which would cover any of the Employees.

(f) Since incorporation of Prismic, no notice in writing has been received by Prismic, any Majority Shareholder or any Affiliate thereof of any complaint filed by any of its Employees or former Employees against Prismic or any current or former director or officer thereof, or is threatened or pending, claiming or alleging that Prismic has violated any Applicable Laws with respect to employee or human rights or of any complaints or actions of any kind involving Prismic before any Governmental Body.

(g) No Employee has stated that he or she will resign or retire or cease to provide work or services as a result of the closing of the transactions contemplated by this Agreement.

(h) There is no notice of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment Prismic has received before the date of this Agreement during the past three years from any workplace safety and insurance or workers compensation board or similar Governmental Body in any jurisdiction where the Business is carried on that remain unpaid.

3.19 Consents

No authorization, approval, order, license, permit or consent of any Governmental Body or any other Person, and no registration, declaration or filing by Prismic with any such Governmental Body or other Person, is required in order for Prismic to:

(a) consummate the transactions contemplated by this Agreement;

(b) execute and deliver all of the Transaction Documents;

(c) duly perform and observe the terms and provisions of this Agreement; or

(d) render this Agreement legal, valid, binding and enforceable.

3.20 Compliance

(a) Prismic is, and at all times has been, in full compliance with all requirements of each Governmental Body required for the operation of the Prismic Business.

(b) No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, directly or indirectly, in a violation of, or a failure to comply with, any requirement of any Governmental Body required for the operation of the Prismic Business, or may result directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any authorization of any Governmental Body required for the operation of the Prismic Business.

(c) Prismic has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any requirement of any Governmental Body, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification of any authorization of any Governmental Body.

(d) All applications required to have been filed for the renewal of any authorizations required from any Governmental Body for the operation of the Prismic Business have been duly filed on a timely basis with each applicable Governmental Body, and all other filings required to have been made with respect to such authorizations have been duly made on a timely basis with each applicable Governmental Body.

3.21 Legal Proceedings

(a) There is no pending Proceeding:

(i) that has been commenced by or against Prismic or that otherwise relates to or may affect the Prismic Business or any of the Prismic Assets; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated herein.

(b) To the knowledge of Prismic and each Majority Shareholder, no Proceeding has been threatened against Prismic or with respect to the Prismic Business, and no event has occurred or circumstance exists, that may give rise to or serve as a basis for the commencement of any such Proceeding.

(c) There is no Order to which any of Prismic, the Prismic Business or any of the Prismic Assets is subject.

(d) No Employee or agent of Prismic is subject to any Order that prohibits such Employee or agent from engaging in or continuing any conduct, activity or practice relating to the Prismic Business.

3.22 Operating Permits and Licenses

Prismic owns or holds all material permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the conduct of the Prismic Business. All such permits and licenses are valid and enforceable, each in accordance with its respective terms, and no party to any of them is in default thereunder or in breach thereof, or would, with the giving of notice or the lapse of time or both, be in breach or default thereof.

3.23 Certain Payments

Since the Prismic Accounting Date, neither Prismic nor any agent thereof, nor any other Person associated with or acting for or on behalf of Prismic, has, directly or indirectly:

(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

(i) to obtain favorable treatment in securing business,

(ii) to pay for favorable treatment for business secured,

(iii) to obtain special concessions, or for special concessions already obtained, for or in respect of Prismic , or any related party of Prismic, or

(iv) in violation of any Applicable Laws; or

(b) established or maintained any fund or asset that has not been recorded in the books and records of Prismic.

3.24 Disclosure Record

Prismic and the Majority Shareholders have had the ability to review the Disclosure Record.

3.25 No Standstills

Prismic has not waived any confidentiality, standstill or similar agreement or restriction to which it is a party, except to permit submissions of expressions of interest prior to the Execution Date.

3.26 Absence of Certain Changes or Events

Since the Prismic Accounting Date, there has not been:

(a) a Material Adverse Effect with respect to Prismic; or

(b) any material change by Prismic in its accounting methods, principles or practices.

3.27 Undisclosed Information

(a) Prismic has no information relating to Prismic which is not generally known or which has not been disclosed to the Purchaser and which could reasonably be expected to have a Material Adverse Effect on Prismic or the Prismic Business.

(b) No representation or warranty of Prismic or any of the Majority Shareholders in this Agreement, and no statement in the Prismic Disclosure Statement, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.28 Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of Prismic or any Majority Shareholder pursuant hereto, or in connection herewith, including in the Prismic Disclosure Statement, will be deemed to be representations and warranties of Prismic and each Majority Shareholder hereunder.

3.29 Survival

The representations and warranties of Prismic and the Majority Shareholders under this Article 3 will survive the Closing for a period of two years.

3.30 Reliance

Prismic and each Majority Shareholder acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of Prismic and the Majority Shareholders contained in this Agreement, notwithstanding any independent searches or investigations that have been, or may be, undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known, or which may hereafter become known, by the Purchaser or its Employees or professional advisers prior to the Closing, will limit or extinguish the Purchaser's right to indemnification hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations to Prismic as at the Execution Date and as at the Closing, and the Purchaser acknowledges that Prismic is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, as follows:

4.1 Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable Contracts. The Purchaser is duly qualified to do business as a corporation and is in good standing under the laws of each province or other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Purchaser.

4.2 Capitalization

The entire authorized capital stock of the Purchaser, as at the Execution Date, consists of an unlimited number of Class A Multiple Voting Shares and Class B Subordinate Voting Shares without par value. The number of securities of the Purchaser outstanding is as set out in Schedule E. All of the outstanding Purchaser Securities have been duly authorized and validly issued and, in the case of the Purchaser Shares, are fully paid and non-assessable. Other than as set out in the Disclosure Record, or as otherwise disclosed to Prismic, the Purchaser does not own, or have any contract to acquire, any securities of any Person, or any direct or indirect equity or ownership interest in any other business, other than as contemplated by this Agreement. There are no Contracts purporting to restrict the transfer of any of the issued and outstanding Purchaser Securities, nor any Contracts restricting or affecting the voting of any of Purchaser Securities, to which the Purchaser is a party or of which the Purchaser is aware.

4.3 Absence of Rights to Acquire Securities

Except as set out in this Agreement and the Disclosure Record, or as otherwise disclosed to Prismic, there are no outstanding Contracts obligating the Purchaser to issue any Purchaser Securities.

4.4 Authority

The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser Board. No other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser, and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

4.5 Validity of Consideration Shares

The Consideration Shares will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable.

4.6 Non-Contravention

Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien upon any of the material properties or assets of the Purchaser, under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(b) violate any provision of the Organizational Documents of the Purchaser or any Applicable Laws; or

(c) violate any Order of any Governmental Body applicable to the Purchaser or any of its material property or assets.

4.7 Books and Records

The books of account, minute books, stock record books, and other records of the Purchaser are complete and correct, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

4.8 Actions and Proceedings

Except as disclosed in the Disclosure Record, to the best knowledge of the Purchaser, there is no basis for, and there is no, Proceeding by or before any Governmental Body now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser, which involves the Purchaser Business or any of the property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

4.9 Compliance

(a) To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of, any Applicable Laws related to the Purchaser Business.

(b) To the best knowledge of the Purchaser, the Purchaser is not subject to any Order entered in any Proceeding applicable to the Purchaser Business that would have a Material Adverse Effect on the Purchaser.

(c) The Purchaser has duly filed all reports and returns required to be filed by it with any applicable Governmental Body and has obtained all governmental permits and other governmental consents, except as may be required after the Execution Date. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

4.10 Disclosure Record

As of their respective dates, the documents comprising the Disclosure Record complied in all material respects with the requirements of Applicable Securities Laws. As of the time filed on SEDAR (or, if amended or suspended by a filing prior to the Execution Date, then on the date of such filing) none of the Disclosure Record contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.11 Financial Representations

Included with the Disclosure Record are true, correct, and complete copies of the Purchaser Financial Statements.

(a) The Purchaser Financial Statements:

(i) are in accordance with the books and records of the Purchaser;

(ii) present fairly the financial condition of the Purchaser as of the respective dates indicated and the results of operations for such periods; and

(iii) have been prepared in accordance with IFRS and reflect the consistent application of IFRS throughout the periods involved.

(b) All material financial transactions of the Purchaser have been accurately recorded in the books and records of the Purchaser and such books and records fairly present the financial position and the affairs of the Purchaser.

(c) Other than the costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein, the Purchaser has no material Liabilities, net of cash, which:

(i) are not set forth in the Purchaser Financial Statements or have not heretofore been paid or discharged;

(ii) did not arise in the regular and ordinary course of business under any Contract or plan specifically disclosed in writing to Prismic; or

(iii) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Purchaser Accounting Date, and otherwise disclosed in writing to Prismic.

(d) Except to the extent reflected or reserved against in the Purchaser Financial Statements or incurred subsequent to the Purchaser Accounting Date in the ordinary and usual course of the Purchaser Business, the Purchaser has no outstanding indebtedness or Liabilities, and any Liabilities incurred by the Purchaser in the ordinary and usual course of business since the Purchaser Accounting Date have not had a Material Adverse Effect on the Purchaser or the Purchaser Business.

(e) Since the Purchaser Accounting Date, there have not been:

(i) any changes in the condition or operations of the Purchaser Business, or the assets or financial affairs of the Purchaser which have caused, individually or in the aggregate, a Material Adverse Effect on the Purchaser or the Purchaser Business; or

(ii) any damage, destruction or loss, labor trouble or other event, development or condition, of any character (whether or not covered by insurance), which is not generally known or which has not been disclosed to Prismic, which has or may cause a Material Adverse Effect on the Purchaser or the Purchaser Business.

(f) Since the Purchaser Accounting Date, and other than as contemplated by this Agreement or as set out in the Disclosure Record, the Purchaser has not:

(i) transferred, assigned, sold or otherwise disposed of any of the material assets shown or reflected in the Purchaser Financial Statements or cancelled any material debts or claims;

(ii) incurred or assumed any material Liability (other than costs incurred in connection with the Transaction);

(iii) issued or sold any Purchaser Securities;

(iv) discharged or satisfied any Liens, or paid any Liabilities, other than current Liabilities or the current portion of long term Liabilities disclosed in the Purchaser Financial Statements, or current Liabilities incurred since the date thereof in the ordinary and usual course of business;

(v) declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of the Purchaser Securities, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of the Purchaser Securities;

(vi) made any gift of money or of any assets to any Person;

(vii) purchased or sold any material assets;

(viii) amended or changed, or taken any action to amend or change, its Organizational Documents;

(ix) made payments of any kind to or on behalf of any shareholder or any related party of a shareholder, nor under any management agreement, save and except business related expenses in the ordinary and usual course of business and at the regular rates payable;

(x) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or subjected any of the material assets or properties of the Purchaser to any Lien of any nature whatsoever;

(xi) amended or terminated any Material Contract, or cancelled, modified or waived any material debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business; or

(xii) authorized or agreed, or otherwise have become committed, to do any of the foregoing.

(g) The Purchaser has no guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities of any other Person, including any obligation to service the debt of, or otherwise acquire an obligation of, another Person, or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of, any other Person, other than as set out in the Disclosure Record.

(h) The Purchaser is not a party to, bound by or subject to any Contract or Applicable Laws that would be violated or breached by, or under which default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.

4.12 Absence of Certain Changes or Events

Since the Purchaser Accounting Date, except as and to the extent disclosed in the Disclosure Record, there has not been:

(a) a Material Adverse Effect with respect to the Purchaser; or

(b) any material change by the Purchaser in its accounting methods, principles or practices.

4.13 Undisclosed Information

(a) Other than as set out in the Disclosure Record, the Purchaser does not have any specific information relating to the Purchaser which is not generally known or which has not been disclosed to Prismic and which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

(b) To the Purchaser's knowledge, no representation or warranty of the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.14 Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated by this Agreement will be deemed to be representations and warranties by the Purchaser hereunder.

4.15 Survival

The representations and warranties of the Purchaser in this Article 4 will survive for a period of two years from the Closing Date.

4.16 Reliance

The Purchaser acknowledges and agrees that Prismic has entered into this Agreement relying on the warranties and representations and other terms and conditions of the Purchaser contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of Prismic, and that no information which is now known or should be known, or which may hereafter become known, by Prismic or its professional advisers prior to the Closing, will limit or extinguish Prismic's right to indemnification hereunder.

ARTICLE 5

CLOSING

5.1 Closing Date and Location

The transactions contemplated by this Agreement will be completed on the Closing Date, at such location and time as is mutually agreed to by the Purchaser and Prismic. Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by undertakings or the email exchange of documents between the respective legal counsel for the Purchaser and Prismic, provided such undertakings and exchanges are satisfactory to each Party's respective legal counsel.

5.2 Prismic and Prismic Vendor Closing Documents

At the Closing, Prismic and the Prismic Vendors will deliver, or cause to be delivered, to the Purchaser, the documents set forth in Section 6.1, and such other documents as the Purchaser may reasonably require to effect the transactions contemplated hereby.

5.3 Purchaser Closing Documents

At the Closing, the Purchaser will deliver, or cause to be delivered, to Prismic the documents set forth in Section 7.1, and such other documents as Prismic may reasonably require to effect the transactions contemplated hereby.

ARTICLE 6

PURCHASER'S CONDITIONS PRECEDENT

6.1 Purchaser's Conditions Precedent

The obligation of the Purchaser to complete the transactions contemplated by this Agreement will be subject to the satisfaction or waiver of, at or before the Closing, the following conditions precedent:

(a) the representations and warranties of Prismic and each of the Prismic Vendors set forth in this Agreement and the applicable Certificate being true, correct and complete in all material respects as of the Closing and with the same effect as if made at and as of the Closing;

(b) Prismic and the Prismic Vendors having performed and complied with all of their respective material obligations, covenants and agreements required hereunder;

(c) the Purchaser having reviewed and approved all materials in the possession and control of Prismic and the Majority Shareholders which are germane to the decision of the Purchaser to proceed with the Transaction;

(d) this Agreement and the Transaction Documents, all in form and substance reasonably satisfactory to the Purchaser, having been executed and delivered to the Purchaser;

(e) the Purchaser will be satisfied with its review of the Prismic Liabilities, including the Permitted Debt, and the proposal for settlement of same;

(f) Prismic having provided to the Purchaser, and the Purchaser and its accountants having had a reasonable opportunity to review, the Prismic Financial Statements, and the Purchaser and its accountant being reasonably satisfied with the content of the Prismic Financial Statements taken as a whole;

(g) the Purchaser having been given reasonable opportunity to perform the searches and other due diligence reasonable or customary in a transaction of a similar nature to the Transaction, and the Purchaser and its advisors being satisfied with the results of such due diligence;

(h) the Purchaser being satisfied that its due diligence, analysis and other customary examinations that it has performed regarding the financial position of Prismic and the Prismic Business are consistent, in all material respects, with the representations and warranties of Prismic and the Majority Shareholders set forth in this Agreement;

(i) no injunction or restraining order of any court or administrative tribunal of competent jurisdiction being in effect prohibiting the Transaction, and no action or Proceeding having been instituted or be pending before any court or administrative tribunal to restrain or prohibit the Transaction;

(j) no claim having been asserted or made that any Person (other than the Purchaser or the Prismic Vendors) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Prismic Securities, or any other voting, equity, or ownership interest in, Prismic, or (other than the Prismic Vendors) is entitled to all or any portion of the Consideration Securities;

(k) no Material Adverse Effect having occurred with respect to the Prismic Business, Prismic Assets or Prismic Securities;

(l) all consents, renunciations, authorizations or approvals of each applicable Governmental Body and any other Person which, in the Purchaser's reasonable opinion, must be obtained prior to the Closing in order to give effect to the acquisition of the Prismic Securities and the Transaction, including the CSE, having been obtained to the Purchaser's satisfaction or in accordance with any applicable Contracts or Applicable Laws;

(m) Prismic, the Majority Shareholders and the Prismic Vendors (in their capacity as shareholders of Prismic) having taken all proper steps, actions and corporate proceedings to approve the Transaction, including passing any resolutions required to ensure that the Prismic Securities will be transferred to the Purchaser free and clear of any encumbrances, adverse claim, right or interest;

(n) the termination of the Prismic Shareholder Agreement, which is to be effective at or prior to the Closing;

(o) as at the Closing, Prismic having no Liabilities other than as set out in the Prismic Disclosure Statement;

(p) an exemption from the registration and prospectus requirements of Applicable Securities Laws being available for the issuance of the Consideration Securities to each Prismic Vendor;

(q) the Purchaser Board having approved the entry into and the Closing of this Agreement and the transactions contemplated hereby, including the issuance of the Consideration Securities;

(r) the Purchaser having received from Prismic and the Prismic Vendors the following Transaction Documents:

(i) certified copies of resolutions of the Prismic Board and, if applicable, the Prismic Vendors approving: the entry into and the Closing of this Agreement and the transactions contemplated hereby, the transfer of the Prismic Securities to the Purchaser, the registration of the Prismic Securities in the name of the Purchaser, the issue of certificates representing Prismic Securities registered in the name of the Purchaser, and all other matters contemplated by this Agreement,

(ii) a certificate executed by an officer of Prismic certifying that: (A) the representations and warranties of Prismic set forth in this Agreement are true and correct in all material respects as at the Closing, (B) Prismic has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of Prismic for completion of the transactions contemplated herein have been satisfied or waived,

(iii) from each Prismic Vendor, a duly executed Certificate and Escrow Agreement, and any other documents as may be reasonably required by the Purchaser,

(iv) executed employment agreements from each of Peter Moriarty and Zachary Dutton, in form mutually agreed by each of them and the Purchaser;

(v) a copy of any drag-along notice delivery by the Majority Shareholders to the other Prismic Vendors pursuant to the Prismic Shareholder Agreement, if applicable,

(vi) a certified copy of the central securities register of Prismic evidencing the Purchaser as the sole registered owner of the Prismic Securities,

(vii) certificates from each of the Prismic Vendors duly executed by such Prismic Vendor under penalties of perjury, certifying that such Prismic Vendor is not a "foreign person" as defined in Section 1445 of the Code,

(viii) all such instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Prismic Securities to the Purchaser, free and clear of all Liens, and

(ix) the corporate minute books and all other books and records of Prismic;

(s) the Purchaser having reviewed, and being satisfied with, the tax and securities implications of the Transaction contemplated by this Agreement; and

(t) the Purchaser having received such evidence of value to be received by the Purchaser for the Consideration Securities as is satisfactory to the Purchaser.

6.2 Waiver/Survival

The conditions set forth in this Article 6 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or in part, on or before the Closing, and the Closing will be deemed to mean a waiver of all conditions of the Purchaser to the Closing. Notwithstanding any such waiver, the completion of the transactions contemplated by this Agreement will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of Prismic and the Majority Shareholders in this Agreement, and the representations and warranties of Prismic and the Majority Shareholders in this Agreement will survive the Closing for the applicable period set out in Section 3.29.

ARTICLE 7

PRISMIC'S CONDITIONS PRECEDENT

7.1 Prismic's Conditions Precedent

The obligation of Prismic to complete the transactions contemplated by this Agreement will be subject to the satisfaction of or waiver of, at or before the Closing, the following conditions precedent:

(a) the representations and warranties of the Purchaser set forth in this Agreement being true, correct and complete in all respects as of the Closing and with the same effect as if made at and as of Closing;

(b) the Purchaser having performed and complied with all of the obligations, covenants and agreements to be performed and complied with by it hereunder;

(c) Prismic having reviewed and approved all materials in the possession and control of the Purchaser which are germane to the decision of Prismic to proceed with the Transaction;

(d) all consents, renunciations, authorizations or approvals of each applicable Governmental Body and any other Person which, in Prismic's reasonable opinion, must be obtained prior to the Closing in order to give effect to the transactions contemplated herein, having been obtained to Prismic's satisfaction or in accordance with the relevant Contracts or Applicable Laws;

(e) Prismic having received from the Purchaser:

(i) certified copies of resolutions of the Purchaser Board authorizing the entry of this Agreement and the Closing, including the issuance of the Consideration Securities, and

(ii) a certificate executed by an officer of the Purchaser certifying that: (A) the representations and warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing, (B) the Purchaser has performed and complied with all of its material obligations, covenants and agreements required hereunder, and (C) all conditions precedent of the Purchaser for completion of the transactions contemplated herein have been satisfied or waived; and

(f) no Proceedings pending or threatened to enjoin, restrict or prohibit the Transaction.

7.2 Waiver/Survival

The conditions set forth in this Article 7 are for the exclusive benefit of Prismic and may be waived in whole or in part, on or before the Closing, by written notice from Prismic, and the Closing will be deemed to mean a waiver of all conditions of Prismic to Closing. Notwithstanding any such waiver, completion of the transactions contemplated by this Agreement by Prismic will not prejudice or affect in any way the rights of Prismic in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement will survive the Closing for the applicable period set out in Section 4.15.

ARTICLE 8

CONDUCT OF PRISMIC PRIOR TO CLOSING

8.1 Conduct of Prismic

Except as otherwise contemplated or permitted by this Agreement, or as set forth in the Prismic Disclosure Statement, during the period from the Execution Date to the Closing, Prismic will:

(a) conduct the Prismic Business in the ordinary and usual course, and in a continuous fashion, and will not, without the prior written consent of the Purchaser:

(i) enter into any transaction which would constitute a breach of the representations, warranties or agreements of Prismic or the Prismic Vendors contained herein,

(ii) increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, or make any increase in, or any addition to, other benefits to which any of its Employees may be entitled,

(iii) create, incur, assume or guarantee any indebtedness;

(iv) subject any of the Prismic Assets to any Lien;

(v) declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of any Prismic Securities, or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Prismic Securities, or

(vi) pay any amount (other than salaries in the ordinary course of business) to any related party of Prismic or any Prismic Vendor;

(b) comply with all laws affecting the operation of the Prismic Business and pay all required Taxes;

(c) not, without the prior written consent of the Purchaser: (i) prepare or file any Tax Return in a manner that is inconsistent with past practice, (ii) make or change any election in respect of Taxes, (iii) amend any Tax Return, (iv) adopt or change any accounting method or period in respect of Taxes, (v) enter into any Tax sharing, allocation, compensation or like agreement, (vi) settle any claim or assessment in respect of Taxes, (vii) request any Tax ruling, or (viii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(d) not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of, or render untrue, any representation, warranty, covenant or other obligation of Prismic or any Majority Shareholder contained herein;

(e) use commercially reasonable efforts to preserve intact the Prismic Business and the Prismic Assets, carry on the Prismic Business as currently conducted, and use commercially reasonable efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with Prismic;

(f) take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(g) respond promptly to requests from the Purchaser for information concerning the status of the Prismic Business, the Prismic Assets, and the operations and finances of Prismic; and

(h) comply with the provisions of Article 9.

8.2 Conduct of Purchaser

Except as otherwise contemplated or permitted by this Agreement, during the period from the Execution Date to the Closing, the Purchaser will:

(a) take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(b) respond promptly to reasonable requests from Prismic for information concerning the status of the Purchaser Business and the operations and finances of the Purchaser; and

(c) comply with the provisions of Article 9.

ARTICLE 9

PRE-CLOSING COVENANTS

9.1 Notification of Financial Liabilities

Prismic and each Majority Shareholder will immediately notify the Purchaser in accordance with Section 12.4 if they receive any advice or notification from Prismic's independent certified public accountants that Prismic has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting any Prismic Assets, Liabilities, revenues, or expenses in the books, records and accounts of Prismic.

9.2 Access for Investigation

Between the Execution Date and the Closing, Prismic will:

(a) afford the Purchaser, the Purchaser's solicitors and the Purchaser's representatives, advisors, prospective investors and their representatives (collectively, the "Purchaser Advisors"), full and free access to the personnel, properties, contracts, books and records, and other documents and data of Prismic , in each case during normal business hours, upon reasonable notice and in a manner calculated to minimize disruption of the Prismic Business;

(b) furnish the Purchaser and the Purchaser Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and

(c) furnish the Purchaser and the Purchaser Advisors with such additional financial, operating and other data and information as the Purchaser may reasonably request.

9.3 Required Approvals

(a) As promptly as practicable after the Execution Date, Prismic will make all filings required by Applicable Laws to be made by it, if any, in order to consummate the transactions contemplated herein. Between the Execution Date and the Closing, Prismic and the Prismic Vendors will cooperate with the Purchaser with respect to all filings that the Purchaser elects to make, or is required by Applicable Laws to make, in connection with the transactions contemplated herein.

(b) As promptly as practicable after the Execution Date, the Purchaser will make all filings required by Applicable Laws to be made by it in order to consummate the transactions contemplated herein. Between the Execution Date and the Closing, the Purchaser will cooperate with Prismic and the Majority Shareholders with respect to all filings that Prismic or the Majority Shareholders elect to make, or are required by Applicable Laws to make in connection with the transactions contemplated herein.

9.4 Notification

(a) Between the Execution Date and the Closing, each of the Parties will promptly notify the others in writing if any such Party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth herein, or if such Party becomes aware of the occurrence of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Party will promptly notify the others of the occurrence of any breach of any covenant set forth herein or of the occurrence of any event that may make the satisfaction of the conditions set forth herein impossible or unlikely.

(b) No Party may elect not to complete the transactions contemplated hereby, or exercise any termination right arising therefrom, unless forthwith, and in any event prior to the Closing, the Party intending to rely thereon has delivered a written notice to the other Parties specifying, in reasonable detail, all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right.

(c) Prismic and each of the Prismic Vendors agrees that any notice provided by the Purchaser to Prismic under any provision of this Agreement will be deemed to also constitute notice to each of the Prismic Vendors.

9.5 Best Efforts

Between the Execution Date and the Closing, the Parties will use commercially reasonable efforts to cause the conditions contained in this Agreement to be satisfied.

9.6 Disclosure of Confidential Information

Until the Closing and, if this Agreement is terminated without consummation of the transactions contemplated herein, then after such termination, the Purchaser, Prismic and each of the Prismic Vendors will maintain in confidence, will cause their respective Employees, representatives (including any financial or other advisers) and agents, and any Affiliates thereof, to maintain in confidence, and will not use to the detriment of another Party or divulge to any other Person, other than their respective legal and financial advisors, auditors, representatives and any other Governmental Body having jurisdiction, any confidential written, oral, or other information obtained during the course of the investigations in connection with this Agreement or the transactions contemplated herein, unless:

(a) such information becomes publicly available through no fault of such Party;

(b) the use of such information is necessary or appropriate under Applicable Laws or in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein; or

(c) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceedings.

9.7 Public Notices

The Parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other Parties, except as may be required upon written advice of counsel to comply with Applicable Laws or regulatory requirements after consulting with the other Parties and seeking their reasonable consent to such announcement. Notwithstanding the foregoing, each of the Prismic Vendors agrees that any consent of Prismic with respect to any public announcements by the Purchaser will be deemed to also be the consent of each of the Prismic Vendors in connection with any such public announcement.

9.8 Non-Solicitation

(a) Except as provided for herein, neither Prismic nor any Majority Shareholder shall, directly or indirectly, through any Employee, representative (including any financial or other advisor) or agent of Prismic, or any affiliate thereof (collectively, the "Representatives"): (i) make, solicit, assist, initiate, encourage or otherwise facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal, including by way of furnishing or providing copies of, access to, or disclosure of, any information, properties, facilities, books or records of Prismic, or entering into any form of agreement, arrangement or understanding; (ii) enter into, or otherwise engage or participate in, any discussions or negotiations with any Person (other than the Purchaser or any of its Affiliates) regarding an Acquisition Proposal; provided, however, that Prismic may communicate with any Person making an Acquisition Proposal for the purpose of advising such Person that the Acquisition Proposal shall not be considered or accepted; (iii) approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal, or (iv) accept or enter into, or publicly propose to accept or enter into, any Contract in respect of any Acquisition Proposal.

(b) Prismic and each of the Majority Shareholders shall, and shall cause its respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Person conducted prior to the date of the Letter of Intent by it or any of its Representatives with respect to any Acquisition Proposal, and, in connection therewith, Prismic and each Prismic Vendor will discontinue access to any of confidential information with respect to Prismic and the Prismic Business, and not establish or allow access to any of Prismic's confidential information, or any data room, virtual or otherwise, and shall as soon as possible request, to the extent entitled to do so, and exercise all rights it has to require, the return or destruction of all information regarding Prismic previously provided to any such Person or any other Person, and will request, and exercise all rights it has to require, the destruction of all material including, incorporating or otherwise reflecting any information regarding Prismic in the possession of such Person or its affiliates.

(c) In the event that Prismic or any Prismic Vendor receives an Acquisition Proposal or any proposal, inquiry, offer or request that could lead to an Acquisition Proposal, it shall promptly notify the Purchaser, at first orally and then promptly, and in any event within 24 hours, in writing of the material terms and conditions thereof, and the identity of the Person(s) making the Acquisition Proposal, and shall provide the Purchaser with a copy of any such proposal, inquiry, offer or request, a copy of any other agreements which relate to the proposal, inquiry, offer or request to which it has access, copies of any documents, correspondence and other materials received in respect of, from or on behalf of, any such Person making the Acquisition Proposal, or any amendment to any of the foregoing.

9.9 Qualification under Section 368(a) of the Code

Prismic will not take or agree to take any action that could reasonably be expected to prevent the Share Exchange from qualifying as a "reorganization" under Section 368(a) of the Code.

ARTICLE 10

TERMINATION

10.1 Termination

This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written agreement of the Purchaser and Prismic;

(b) the Purchaser, if there has been a material breach by Prismic or a Majority Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Prismic or any Majority Shareholder that is not cured, to the reasonable satisfaction of the Purchaser, within five Business Days after notice of such breach is given by the Purchaser to Prismic (except that no cure period will be provided for a breach by Prismic or a Majority Shareholder that, by its nature, cannot be cured);

(c) Prismic, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of Prismic, within five Business Days after notice of such breach is given by Prismic to the Purchaser (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured); or

(d) either the Purchaser or Prismic if any Order of a Governmental Body of competent authority or determination by the CSE preventing the consummation of the transactions contemplated by this Agreement has become final and non-appealable.

10.2 Agreement of No Further Force or Effect

If either the Purchaser or Prismic wishes to terminate this Agreement pursuant to Section 10.1 (other than pursuant to Section 10.1(a)), such Party shall give written notice of such termination to the other Party and this Agreement will be of no further force or effect, except as otherwise expressly contemplated hereby and provided that the provisions in Sections 9.6, 9.8, 10.2, 11.1, 11.2, 12.1 and 12.6 shall survive any termination hereof; and provided further that no termination of this Agreement will relieve any Party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement by such Party.

ARTICLE 11

INDEMNITIES

11.1 Agreement of the Purchaser to Indemnify

The Purchaser will indemnify, defend, and hold harmless, to the full extent of the law, Prismic from, against, and in respect of, any and all Losses asserted against, relating to, imposed upon, or incurred by Prismic by reason of, resulting from, based upon, or arising out of:

(a) the material breach by the Purchaser of any representation or warranty of the Purchaser contained in, or made pursuant to, any Transaction Document; or

(b) the material breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in, or pursuant to any Transaction Document.

11.2 Agreement of Prismic and the Majority Shareholders to Indemnify

Prismic and the Majority Shareholders will, jointly and severally, indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a) the breach by Prismic or a Majority Shareholder of any representation or warranty of Prismic and/or a Majority Shareholder contained in, or made pursuant to, any Transaction Document;

(b) the breach or partial breach by Prismic and/or a Majority Shareholder of any covenant or agreement of Prismic and/or a Majority Shareholder made in, or made pursuant to, any Transaction Document; or

(c) any: (i) Taxes arising as a result of the sale to the Purchaser of the Prismic Securities by the Prismic Vendors, (ii) Taxes of Prismic Vendors or any Affiliates of Prismic Vendors, (iii) Taxes of Prismic, or relating to or arising out of the operation of the business of Prismic (whether pursuant to any Tax Return or otherwise) that are attributable to a Pre-Closing Tax Period, (iv) Taxes of any member of an affiliated, consolidated, combined or unitary group of which Prismic (or any predecessor of Prismic) are or were a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of Applicable Laws, and (v) Taxes of any Person (other than Prismic) imposed on Prismic arising under the principles of transferee or successor Liability or by Contract, relating to an event or transaction occurring on or before the Closing Date.

11.3 Third Party Claims

(a) If any third party notifies a Party entitled to indemnification hereunder (each an "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to an indemnity claim against a Party required to indemnify such Indemnified Party hereunder (each an "Indemnifying Party"), then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 11, except to the extent such delay actually and materially prejudices the Indemnifying Party.

(b) The Indemnifying Party will be entitled to participate in the defense of any Third- Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 11.3(a). In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party gives written notice to the Indemnified Party within 15 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third-Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder; (iii) if the Indemnifying Party is a party to the Third-Party Claim or, in the reasonable opinion of the indemnified Party, some other actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party, the Indemnified Party determines in good faith that joint representation would not be inappropriate; (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action; (v) settlement of, an adverse judgment with respect to or the Indemnifying Party's conduct of the defense of the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party's reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business); and (vi) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to the Indemnifying Party's assumption of control of the defense of the Third- Party Claim.

(c) The Indemnifying Party will not consent to the entry of any judgment, or enter into any compromise or settlement, with respect to the Third-Party Claim without the prior written consent of the Indemnified Party, unless such judgment, compromise or settlement: (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant; (ii) results in the full and general release of the Indemnified Party from all Liabilities arising or relating to, or in connection with, the Third-Party Claim; and (iii) involves no finding or admission of any violation of Applicable Laws or the rights of any Person and has no effect on any other claims that may be made against the Indemnified Party.

(d) If the Indemnifying Party does not deliver the notice contemplated by Section 11.3(b)(i), or the evidence contemplated by Section 11.3(b)(ii), within 15 days after the Indemnified Party has given notice of the Third-Party Claim, or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 11.3(d), the Indemnifying Party will: (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses); and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article 11.

ARTICLE 12

GENERAL

12.1 Expenses

Each Party will be responsible for and bear all of its own costs and expenses (including those of such Party's Employees, representatives (including any financial or other advisers) agents, brokers and finders, and any Affiliates thereof) incurred in connection with the preparation of this Agreement and the transactions contemplated by this Agreement.

12.2 Indemnifications Not Affected by Investigation

The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to, the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

12.3 Assignment

No Party may assign any of its respective rights under this Agreement without the prior consent of each of the other Parties, provided that the consent of Prismic to any assignment by the Purchaser will be deemed to also be the consent of each of the Prismic Vendors. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of, the successors and permitted assigns of each of the Parties, as applicable. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns, as applicable.

12.4 Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

(a) If to the Purchaser:

FSD Pharma Inc.

520 William Street,

Cobourg, Ontario, Canada K9A 3A5

Attn: Raza Bokhari (Email: [REDACTED]

With a copy (which will not constitute notice) to:

Bennett Jones LLP

Suite 3400, First Canadian Place

100 King Street West

Toronto, Ontario, Canada

Attn: Aaron Sonshine (Email: [REDACTED]

(b) If to Prismic or any Prismic Vendor:

Prismic Pharmaceuticals, Inc.

474 Grove Street, Suite 740

Worcester, Massachusetts, USA 01605

Attn: Peter Moriarty (Email: [REDACTED]

Zachary Dutton (Email: [REDACTED]

With a copy (which will not constitute notice) to:

Gammage & Burnham

2 North Central Avenue, Fifteenth Floor

Phoenix, Arizona, USA 85004

Attn: Joseph Richardson (Email: [REDACTED]

(or to such other address or number as any Party may specify by notice in writing to the others).

Any notice delivered or sent by email or other means of electronic communication capable of producing a printed copy on a Business Day will be deemed conclusively to have been effectively given on the day the notice was sent or, if such day is not a Business Day, on the next following Business Day.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting; but if at the time of posting or between the time of posting and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

12.5 Independent Legal Advice

The Parties acknowledge that this Agreement is the product of arm's length negotiation among the Parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any Party, irrespective of which Party was responsible for drafting this Agreement.

12.6 Governing Law; Venue

This Agreement, the legal relations between the Parties, all matters relating hereto or arising herefrom, and the adjudication and the enforcement thereof, will be governed by and interpreted and construed in accordance with the substantive laws of the Province of Ontario, and the federal laws of Canada applicable therein, without regard to applicable choice of law provisions thereof. The Parties agree that any action, suit or proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereby will be brought in a suitable court located in the Province of Ontario, and each Party irrevocably submits to the exclusive jurisdiction of such court.

12.7 Severability

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect, and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

12.8 Entire Agreement

This Agreement, the schedules attached hereto, and the other Transaction Documents contain the entire agreement between the Parties with respect to the subject matter hereof, and expressly supersede and terminate all prior offers, arrangements and understandings, both written and oral, expressed or implied, with respect thereto, including the Letter of Intent.

12.9 Further Assurances

The Parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances, as may be necessary to give full effect to the provisions and intent of this Agreement.

12.10 Enurement

This Agreement and each of the terms and provisions hereof will enure to the benefit of, and be binding upon, the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, as applicable.

12.11 Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

12.12 Schedules and Prismic Disclosure Statement

The schedules attached hereto, and Prismic Disclosure Statement, are incorporated herein and expressly intended to be part of this Agreement.

12.13 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by email transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Execution Date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties have duly executed this Securities Exchange Agreement as of the Execution Date.

PRISMIC PHARMACEUTICALS INC.	FSD PHARMA INC.

By: (Signed) Prismic Pharmaceuticals Inc.	By: (Signed) FSD Pharma Inc.
Authorized Signatory	Authorized Signatory

PRISMIC CORPORATION

By: (Signed) Peter Moriarty
Peter Moriarty

SIGNED, SEALED AND DELIVERED BY	)
PETER MORIARTY IN THE PRESENCE	)
OF:	)
)
(Signed) Witness	)
Witness Signature	)	(Signed) Peter Moriarty
[REDACTED]	)	PETER MORIARTY
Witness Name	)
[REDACTED]	)
Witness Address	)
[REDACTED]	)
)
[REDACTED]	)
Witness Occupation

SIGNED, SEALED AND DELIVERED BY	)
ZACHARY DUTTON IN THE PRESENCE	)
OF:	)
)
(Signed) Witness	)
Witness Signature	)	(Signed) Zachary Dutton
[REDACTED]	)	ZACHARY DUTTON
Witness Name	)
[REDACTED]	)
Witness Address	)
[REDACTED]	)
)
[REDACTED]	)
Witness Occupation

SCHEDULE A

LIST OF PRISMIC VENDORS

Name and Address of Prismic Vendor	Number of Prismic Shares Held	Number of Consideration Shares to be Received	Number of Consideration Shares to be Received for Liquidation Preference
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Name and Address of Prismic Vendor	Number of Prismic Shares Held	Number of Consideration Shares to be Received	Number of Consideration Shares to be Received for Liquidation Preference
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Name and Address of Prismic Vendor	Number of Prismic Shares Held	Number of Consideration Shares to be Received	Number of Consideration Shares to be Received for Liquidation Preference
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Total	13,418,078	100,608,744	2,090,117

Name and Address of Prismic Vendor	Number of Prismic Warrants Held	Exercise Price ($)	Number of Consideration Warrants	Adjusted Exercise Price ($)
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Total	1,812,156		13,587,545

Name and Address of Prismic Vendor	Number of Prismic Options	Exercise Price ($)	Number of Consideration Options	Adjusted Exercise Price ($)
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Name and Address of Prismic Vendor	Number of Prismic Options	Exercise Price ($)	Number of Consideration Options	Adjusted Exercise Price ($)
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Name and Address of Prismic Vendor	Number of Prismic Options	Exercise Price ($)	Number of Consideration Options	Adjusted Exercise Price ($)
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]
Total	2,410,500		18,073,929

SCHEDULE B

CERTIFICATE OF NON-U.S. PRISMIC VENDOR

Capitalized terms used but not otherwise defined in this Certificate of Non-U.S. Prismic Vendor (this "Certificate") will have the meanings given to such terms in the securities exchange agreement dated April ___, 2019 (the "Agreement") among FSD Pharma Inc., Prismic Pharmaceuticals Inc. ("Prismic") and the securityholders of Prismic, including the undersigned (the "Prismic Vendor") to which this Certificate is attached. Capitalized terms used in this Certificate but not defined herein have the meanings given thereto in the Agreement.

In connection with the issuance of the Consideration Shares to the Prismic Vendor, the Prismic Vendor hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing:

1. it is not a U.S. Person;

2. this Certificate forms part of the Agreement (a copy of which has been provided to the Prismic Vendor), and by executing this Certificate, the Prismic Vendor agrees to be bound by all terms, conditions and obligations of or relating to the Prismic Vendor contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Prismic Vendor contained in the Agreement, are expressly incorporated by reference herein;

3. it is the registered and beneficial owner of the number of Prismic Securities listed next to its name in Schedule A to the Agreement, free and clear of any Lien, and the Prismic Vendor has no interest, legal or beneficial, direct or indirect, in any other Prismic Securities, or the Prismic Business or Prismic Assets;

4. no Person has or will have any Contract or option to acquire, or any right capable at any time of becoming an Contract to purchase or otherwise acquire, Prismic Securities held by the Prismic Vendor, or to require the Prismic Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Prismic Securities held by the Prismic Vendor, other than under the Agreement;

5. there are no Contracts that could restrict the transfer of any of the issued and outstanding Prismic Securities held by the Prismic Vendor, and no voting agreements, shareholders' agreements, voting trusts, or other arrangements or Contracts restricting or affecting the voting of any of the Prismic Securities held by the Prismic Vendor to which the Prismic Vendor is a party or of which the Prismic Vendor is aware;

6. it has the legal capacity and competence to enter into the Agreement and execute this Certificate and to take all actions required pursuant hereto and, if it is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of the Agreement on behalf of the Prismic Vendor, and to transfer the beneficial title and ownership of the Prismic Vendor's respective Prismic Securities to the Purchaser;

7. no Governmental Authorization, and no registration, declaration or filing by the Prismic Vendor with any Governmental Body, is required in order for the Prismic Vendor to:

(a) consummate the Transaction,

(b) execute and deliver all of the Transaction Documents to be delivered by the Prismic Vendor under the Agreement,

(c) duly perform and observe the terms and provisions of the Agreement, or

(d) render the Agreement legal, valid, binding and enforceable;

8. it waives all rights held by it under any prior Contract or arrangement pertaining to its Prismic Securities and it will remise, release and forever discharge the Purchaser and its Employees, successors, solicitors, agents and assigns from any and all obligations to the Prismic Vendor under any such prior Contracts or arrangements;

9. all of the information which the Prismic Vendor has provided to the Purchaser in this Certificate and in the Agreement is correct and complete, and if there should be any change in such information prior to the Closing, the Prismic Vendor will immediately notify the Purchaser, in writing, of the details of any such change;

10. the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Prismic Vendor contained in the Agreement and this Certificate, and the Prismic Vendor will hold the Purchaser harmless from any loss or damage either Party may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Prismic Vendor not being true and correct, in accordance with the provisions of the Agreement;

11. the entering into of the Agreement and the transactions contemplated thereunder do not result in the violation of any of the terms and provisions of any Applicable Laws, or, if applicable, the Organizational Documents of, the Prismic Vendor or of any Contract or other arrangement, written or oral, to which the Prismic Vendor may be a party or by which the Prismic Vendor is or may be bound;

12. the representations and warranties of the Prismic Vendor in this Certificate and in the Agreement will survive the Closing and the issuance of the Consideration Securities and will continue in full force and effect for a period of two years, notwithstanding the Closing and the issuance of the Consideration Securities, or the waiver of any condition in the Agreement by the Purchaser;

13. the Purchaser has entered into the Agreement relying on the representations and warranties of the Prismic Vendor and other terms, conditions and covenants with respect to the Prismic Vendor contained in this Certificate and in the Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on or prior to the Closing will limit or extinguish the Purchaser's right to indemnification by the Prismic Vendor as provided for in the Agreement;

14. none of the Consideration Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with Applicable Securities Laws;

15. the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Securities under the 1933 Act;

16. the Purchaser will refuse to register the transfer of any of the Consideration Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case in accordance with Applicable Laws;

17. the decision to execute this Agreement and acquire the Consideration Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Purchaser, other than as set out in the Agreement, and such decision is based entirely upon a review of the Disclosure Record;

18. there are risks associated with the acquisition of the Consideration Securities, as more fully described in the Purchaser's periodic disclosure forming part of the Disclosure Record;

19. it is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to resale or distribution or other disposition of the Consideration Securities in violation of Applicable Securities Laws and, in particular, it has no intention to distribute, either directly or indirectly, any of the Consideration Securities in the United States or to U.S. Persons;

20. it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of the acquisition of the Consideration Securities and applicable resale restrictions, and it is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions with respect to the Consideration Securities;

21. it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Securities, and to obtain additional information from the Purchaser, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

22. it: (a) is able to fend for itself in connection with the acquisition of the Consideration Securities; (b) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Securities; and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

23. it is not aware of any advertisement of any of the Consideration Securities and is not acquiring the Consideration Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

24. except as set out in the Agreement, no Person has made to the Prismic Vendor any written or oral representations:

(a) that any Person will repurchase any of the Consideration Securities, or

(b) as to the future price or value of any of the Consideration Securities;

25. it is acquiring the Consideration Securities as principal for its own account, for investment purposes only, and not with a view to or for resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Consideration Securities;

26. there may be material Tax consequences to the Prismic Vendor as a result of the disposition of Prismic Securities or the acquisition or disposition of the Consideration Securities, and the Purchaser gives no opinion and makes no representation to the Prismic Vendor with respect to the Tax consequences to the Prismic Vendor under federal, state, provincial, local or foreign tax laws that may apply to any such acquisitions or dispositions;

27. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Securities;

28. the Consideration Shares will be subject to escrow as provided in the Escrow Agreement;

29. any resale of the Consideration Securities and any underlying securities b y the Prismic Vendor will be subject to resale restrictions contained in Applicable Securities Laws and it is the responsibility of the Prismic Vendor to find out what those restrictions are and to comply with such restrictions before selling any of the Consideration Securities;

30. the address of the Prismic Vendor set out below is the sole address of the Prismic Vendor as of the Execution Date and will be the sole address of the Prismic Vendor as of the Closing Date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Prismic Vendor has executed this Certificate as of the Execution Date.

_____________________________________________________________________
(Signature of Prismic Vendor or Authorized Signatory of Prismic Vendor if not an individual)

_____________________________________________________________________
(Name of Prismic Vendor - if an Individual)

_____________________________________________________________________
(Name and Title of Authorized Signatory - if not an Individual)

_____________________________________________________________________

_____________________________________________________________________
(Address of Prismic Vendor, including city, province of residence and postal code)

_____________________________________________________________________
(Telephone Number) (Email Address)

Register and Deliver the Consideration Securities as set forth below:

_____________________________________________________________________
(Name to Appear on Certificate) (Name)

_____________________________________________________________________
(Address for Registration, including city, province and postal code)

_____________________________________________________________________
(Contact Name) (Telephone Number)

SCHEDULE C

CERTIFICATE OF U.S. PRISMIC VENDOR

Capitalized terms used but not otherwise defined in this Certificate of U.S. Prismic Vendor (this "Certificate") will have the meanings given to such terms in the securities exchange agreement dated April ___, 2019 (the "Agreement") among FSD Pharma Inc., Prismic Pharmaceuticals Inc. ("Prismic") and the securityholders of Prismic, including the undersigned (the "Prismic Vendor") to which this Certificate is attached. Capitalized terms used in this Certificate but not defined herein have the meanings given thereto in the Agreement.

In connection with the issuance of the Consideration Securities to the Prismic Vendor, the Prismic Vendor hereby represents, warrants, acknowledges and agrees, as an integral part of the Agreement, that, as at the Execution Date and as at the Closing:

1. it is a U.S. Person and is not resident in Canada;

2. this Certificate forms part of the Agreement (a copy of which has been provided to the Prismic Vendor) and by executing this Certificate, the Prismic Vendor agrees to be bound by all terms, conditions and obligations of or relating to the Prismic Vendor contained in the Agreement, and all of such terms, conditions and obligations, and any representations and warranties of the Prismic Vendor contained in the Agreement, are expressly incorporated by reference herein;

3. it is the registered and beneficial owner of the number of Prismic Securities listed next to its name in Schedule A to the Agreement, free and clear of any Lien, and the Prismic Vendor has no interest, legal or beneficial, direct or indirect, in any other Prismic Securities, or the Prismic Assets or Prismic Business;

4. no Person has or will have any Contract or option to purchase or otherwise acquire, or any right capable at any time of becoming a Contract or option, to purchase or otherwise acquire, any Prismic Securities held by the Prismic Vendor, or to require the Prismic Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of Prismic Securities held by the Prismic Vendor other than under the Agreement;

5. there are no Contracts that could restrict the transfer of any of the issued and outstanding Prismic Securities held by the Prismic Vendor, and no voting agreements, shareholders' agreements, voting trusts, or other Contracts or arrangements restricting or affecting the voting of any of the Prismic Securities held by the Prismic Vendor to which the Prismic Vendor is a party or of which the Prismic Vendor is aware;

6. it has the legal capacity and competence to enter into the Agreement and execute this Certificate and to take all actions required pursuant hereto and, if it is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of the Agreement on behalf of the Prismic Vendor, and to transfer the beneficial title and ownership of its respective Prismic Securities to the Purchaser;

7. no Governmental Authorization, and no registration, declaration or filing by the Prismic Vendor with any Governmental Body, is required in order for the Prismic Vendor to:

(a) consummate the Transaction,

(b) execute and deliver all of the Transaction Documents to be delivered by the Prismic Vendor under the Agreement,

(c) duly perform and observe the terms and provisions of the Agreement, or

(d) render the Agreement legal, valid, binding and enforceable;

8. it waives all rights held by it under any prior Contract, including shareholder agreements, pertaining to Prismic Securities held by it and it will remise, release and forever discharge the Purchaser and its respective Employees, successors, solicitors, agents and assigns from any and all obligations to the Prismic Vendor under any such prior Contract;

9. all of the information which the Prismic Vendor has provided to the Purchaser in this Certificate and in the Agreement is correct and complete, and if there should be any change in such information prior to the Closing, the Prismic Vendor will immediately notify the Purchaser, in writing, of the details of any such change;

10. the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Prismic Vendor contained in the Agreement and this Certificate, and the Prismic Vendor will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Prismic Vendor not being true and correct, in accordance with the provisions of the Agreement;

11. the entering into of the Agreement and the transactions contemplated therein do not result in the violation of any of the terms and provisions of any Applicable Laws, or, if applicable, the constating documents of, the Prismic Vendor or of any Contract or other arrangement, written or oral, to which the Prismic Vendor may be a party or by which the Prismic Vendor is or may be bound;

12. the representations and warranties of the Prismic Vendor in this Certificate and in the Agreement will survive the Closing and the issuance of the Consideration Securities and will continue in full force and effect for a period of two years, notwithstanding the Closing and the issuance of the Consideration Securities, or the waiver of any condition in the Agreement by the Purchaser;

13. the Purchaser has entered into the Agreement relying on the warranties and representations of the Prismic Vendor and other terms and conditions with respect to the Prismic Vendor contained in this Certificate and in the Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on or prior to the Closing will limit or extinguish the Purchaser's right to indemnification by the Prismic Vendor as provided for in the Agreement;

14. the Consideration Securities to be issued to the Prismic Vendor will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of by the Prismic Vendor, except pursuant to an effective registration statement, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws, and in each case only in accordance with all Applicable Securities Laws;

15. none of the Consideration Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with Applicable Securities Laws;

16. the Purchaser will refuse to register the transfer of any of the Consideration Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case in accordance with Applicable Laws;

18. the decision to execute this Agreement and acquire the Consideration Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Purchaser, other than as set out in the Agreement, and such decision is based entirely upon a review of the Disclosure Record;

19. there are risks associated with the acquisition of the Consideration Securities, as more fully described in the Purchaser's periodic disclosure forming part of the Disclosure Record;

20. it is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Consideration Securities in violation of Applicable Securities Laws and, in particular, it has no intention to distribute, either directly or indirectly, any of the Consideration Securities in the United States or to U.S. Persons;

22. it: (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Consideration Securities for an indefinite period of time;

23. the Prismic Vendor is (please place an "X" on the appropriate lines):

a) _______an individual whose individual net worth, or joint net worth with that individual's spouse, exceeds US$1,000,000. For purposes of this category, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of an individual's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Consideration Shares are acquired, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60 day period before the Closing, or

b) _______an individual who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

c) an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000,

d) _______a "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Issuer Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Issuer licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors,

e) _______a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),

f) _______a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or

g) _______an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in subsections (a) or (b) above;

25. offers and sales of any of the Consideration Securities to be issued to the Prismic Vendor will be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with Applicable Securities Laws;

26. except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Securities under the 1933 Act or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder);

27. the Prismic Vendor is not an underwriter of, or dealer in, any of the Consideration Securities, nor is the Prismic Vendor participating, pursuant to a Contract or otherwise, in the distribution of the Consideration Securities;

28. it has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Securities and, with respect to applicable resale restrictions, and it is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions with respect to the Consideration Securities;

29. it is not aware of any advertisement of any of the Consideration Securities and is not acquiring the Consideration Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

30. except as set out in the Agreement, no Person has made to the Prismic Vendor any written or oral representations:

(a) that any Person will resell or repurchase any of the Consideration Securities, or

(b) as to the future price or value of any of the Consideration Securities;

31. there may be material Tax consequences to the Prismic Vendor as a result of the disposition of Prismic Securities or the acquisition or disposition of the Consideration Securities and the Purchaser gives no opinion and makes no representation to the Prismic Vendor with respect to the Tax consequences to the Prismic Vendor under federal, state, provincial, local or foreign tax laws that may apply to any such acquisitions or dispositions. In particular, no determination has been made whether the Purchaser will be a "passive Foreign investment company" within the meaning of Section 1291 of the United States Internal Revenue Code;

32. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Securities;

33. any resale of the Consideration Securities by the Prismic Vendor will be subject to resale restrictions contained in Applicable Securities Laws and it is the responsibility of the Prismic Vendor to find out what those restrictions are and to comply with such restrictions before selling any of the Consideration Securities;

36. any certificates representing the Consideration Securities to be issued to the Prismic Vendor will bear the following legends:

"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS."

37. the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Prismic Vendor and Prismic contained in the Agreement and this Certificate, and the Prismic Vendor will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Prismic Vendor or Prismic not being true and correct, in accordance with the provisions of the Agreement;

38. the address of the Prismic Vendor set out below is the sole address of the Prismic Vendor as of the Execution Date and will be the sole address of the Prismic Vendor as of the Closing Date.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Prismic Vendor has executed this Certificate as of the Execution Date.

_____________________________________________________________________
(Signature of Prismic Vendor or Authorized Signatory of Prismic Vendor if not an individual)

_____________________________________________________________________
(Name of Prismic Vendor - if an Individual)

_____________________________________________________________________
(Name and Title of Authorized Signatory - if not an Individual)

_____________________________________________________________________

_____________________________________________________________________
(Address of Prismic Vendor, including city, state of residence and zip code)

_____________________________________________________________________
(Telephone Number) (Email Address)

_____________________________________________________________________
(Social Security Number (if an individual) or entity registration number (if not an individual)

Register and Deliver the Consideration Securities as set forth below:

_____________________________________________________________________
(Name to Appear on Certificate) (Name)

_____________________________________________________________________
(Address for Registration, including city, state and zip code)

_____________________________________________________________________
(Contact Name) (Telephone Number)